As filed with the Securities and Exchange Commission on May 28, 2004
                                                  Registration No. 333-________

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                              --------------------

                                    FORM S-8
                        REGISTRATION STATEMENT UNDER THE
                             SECURITIES ACT OF 1933
                              --------------------
                            The ServiceMaster Company
             (Exact Name of Registrant as Specified in its Charter)

                     Delaware                                36-3858106
(State or Other Jurisdiction of Incorporation or   (I.R.S. Employer Identification No.)
                      Organization)

                           3250 Lacey Road, Suite 600
                       Downers Grove, Illinois 60515-1700
                                 (630) 663-2000
          (Address and Telephone Number of Principal Executive Offices)
                              --------------------


                 ServiceMaster 2004 Employee Stock Purchase Plan
                            (Full Title of the Plan)

                                  Jim L. Kaput
                    Senior Vice President and General Counsel
                            The ServiceMaster Company
         3250 Lacey Road, Suite 600, Downers Grove, Illinois 60515-1700
                                 (630) 663-2000
 (Name, Address and Telephone Number, Including Area Code, of Agent For Service)

                         CALCULATION OF REGISTRATION FEE

================================ ====================== ======================= ====================== ======================
                                                           Proposed Maximum       Proposed Maximum
      Title of Each Class            Amount to be           Offering Price       Aggregate Offering          Amount of
of Securities to be Registered        Registered               Per Unit                 Price            Registration Fee
-------------------------------- ---------------------- ----------------------- ---------------------- ----------------------
-------------------------------- ---------------------- ----------------------- ---------------------- ----------------------
Common Stock, par value $0.01
per share....................      3,000,000 shares           $11.59 (1)           $34,770,000 (1)            $4,405
-------------------------------- ---------------------- ----------------------- ---------------------- ----------------------
-------------------------------- ---------------------- ----------------------- ---------------------- ----------------------
Preferred Stock Purchase Rights
                                   3,000,000 rights (2)            (2)                     (2)                    (2)
================================ ====================== ======================= ====================== ======================


(1) Estimated solely for the purpose of calculating the registration fee and, pursuant to Rule 457(h) under the Securities Act of 1933, based upon the average of the high and low prices of the Common Stock as reported on the New York Stock Exchange on May 25, 2004.
(2) The Preferred Stock Purchase Rights initially are attached to and trade with the shares of Common Stock being registered hereby. Value attributable to such Rights, if any, is reflected in the market price of the Common Stock.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.       Incorporation of Documents by Reference.

         The following documents heretofore filed (File No. 1-14762) with the Securities and Exchange Commission (the "Commission") by The ServiceMaster Company ("ServiceMaster") are incorporated herein by reference:

         1.       Annual Report on Form 10-K for the year ended December 31,
                  2003;

         2. Quarterly Report on Form 10-Q for the quarter ended March 31, 2004; and

         3. The descriptions of the common stock, $.01 par value, of ServiceMaster ("Common Stock") and the associated preferred stock purchase rights ("Preferred Stock Purchase Rights") that are contained in registration statements filed by ServiceMaster with the Commission under Section 12 of the Securities Exchange Act of 1934 (the "Exchange Act"), including any subsequent amendment or any report filed for the purpose of updating either description.

         All documents filed by ServiceMaster with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this registration statement and prior to the filing of a post-effective amendment to this registration statement that indicates that all securities offered hereby have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this registration statement and to be a part hereof from the respective dates of filing of such documents (such documents, and the documents enumerated above, being hereinafter referred to as "incorporated documents"), it being understood that any documents filed by ServiceMaster with the Commission pursuant to Item 9 or Item 12 of Form 8-K shall not be deemed to be incorporated by reference into this registration statement.

         Any statement contained in an incorporated document shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed incorporated document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4.       Description of Securities.

         Not Applicable.

Item 5.       Interests of Named Experts and Counsel.

     The legality of the securities being registered hereby has been passed on by Jim L. Kaput, Esq., Senior Vice President and General Counsel of ServiceMaster. Mr. Kaput owns shares of Common Stock, and options to purchase shares of Common Stock and stock appreciation rights with respect to shares of Common Stock.

Item 6.       Indemnification of Directors and Officers.

         ServiceMaster is incorporated under the laws of the State of Delaware.
Section 145 of the Delaware General Corporation Law allows for indemnification of directors and officers of Delaware corporations against certain expenses, judgments, fines and settlements in connection with litigation. ServiceMaster's Amended and Restated Certificate of Incorporation provides for indemnification of the directors and officers of ServiceMaster against certain liabilities. In addition, Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of its directors and officers against certain liabilities. All of ServiceMaster's directors and officers are covered by insurance policies maintained and held in effect by ServiceMaster against certain liabilities for actions taken in such capacities, including liabilities under the Securities Act of 1933.

Item 7.       Exemption from Registration Claimed.

         Not Applicable.

Item 8.       Exhibits.

Exhibit No.                          Description
-----------                          -----------

4.1               Amended and Restated Certificate of Incorporation of ServiceMaster, as filed with the Secretary of
                  State, State of Delaware, on November 6, 1997, is incorporated by reference to Exhibit 1 to
                  ServiceMaster's Current Report on Form 8-K, No. 2 dated February 26, 1998 (File No. 1-14762).
4.2               Bylaws of ServiceMaster, as amended through April 26, 2002, are incorporated by reference to
                  Exhibit 3(ii) to ServiceMaster's Quarterly Report on Form 10-Q for the quarter ended March 31,
                  2002 (File No. 1-14762).
4.3               Shareholder Rights Agreement between ServiceMaster and Harris Trust and Savings Bank, as rights agent, as adopted on December 12, 1997, is incorporated by reference to Exhibit 3 to the Current
                  Report on Form 8-K filed by ServiceMaster Limited Partnership on December 23, 1997 (File No.
                  1-9378) (the "1997 8-K").
4.4               Certificate of Designation, Preferences and Rights of Junior Participating Preferred Stock, Series
                  A, of ServiceMaster, is incorporated by reference to Exhibit 4 to the 1997 8-K.
4.5*              ServiceMaster 2004 Employee Stock Purchase Plan.
5*                Opinion of Counsel.
23.1*             Consent of Deloitte & Touche LLP.
23.2*             Consent of Counsel (included in Exhibit 5).
24*               Powers of Attorney.
-----------------

* Filed herewith.

Item 9.       Undertakings.

         (a) The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-3, Form S-8, or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Village of Downers Grove, State of Illinois, on May 28, 2004.

                                  THE SERVICEMASTER COMPANY

                                  By:   /s/  Jim L. Kaput
                                       ---------------------------------
                                       Jim L. Kaput
                                       Senior Vice President and General Counsel

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                                                        Title                                 Date
---------                                                        -----                                 ----
   /s/  Jonathan P. Ward                        Chairman and Chief Executive Officer and           May 28, 2004
------------------------------------                            Director
   Jonathan P. Ward

   /s/  Ernest J. Mrozek                         President and Chief Financial Officer             May 28, 2004
------------------------------------          (Principal Financial Officer and Principal
   Ernest J. Mrozek                                       Accounting Officer)


           *                                                    Director                           March 5, 2004
------------------------------------
    Paul W. Berezny


------------------------------------                            Director
    John L. Carl


------------------------------------                            Director
    Brian Griffiths

           *                                                    Director                           March 5, 2004
------------------------------------
    Sidney E. Harris

           *                                                    Director                           March 5, 2004
------------------------------------
    Roberto R. Herencia

           *                                                    Director                           March 5, 2004
------------------------------------
    Herbert P. Hess

           *                                                    Director                           March 5, 2004
------------------------------------
    James D. McLennan

           *                                                    Director                           March 5, 2004
------------------------------------
    Dallen W. Peterson


           *                                                    Director                           March 5, 2004
------------------------------------
    Betty Jane Scheihing

           *                                                    Director                           March 5, 2004
------------------------------------
    David K. Wessner


* The undersigned, by signing his name hereto, does sign and execute this registration statement pursuant to the Powers of Attorney executed by certain of the above-named officers and directors of The ServiceMaster Company.

                                  By:   /s/  Jim L. Kaput
                                       --------------------------------------
                                       Jim L. Kaput
                                       Senior Vice President and General Counsel

                                  EXHIBIT INDEX

Exhibit No.                              Description
-----------                              -----------
4.1               Amended and Restated Certificate of Incorporation of ServiceMaster, as filed with the Secretary of
                  State, State of Delaware, on November 6, 1997, is incorporated by reference to Exhibit 1 to
                  ServiceMaster's Current Report on Form 8-K, No. 2 dated February 26, 1998 (File No. 1-14762).

4.2               Bylaws of ServiceMaster, as amended through April 26, 2002, are incorporated by reference to
                  Exhibit 3(ii) to ServiceMaster's Quarterly Report on Form 10-Q for the quarter ended March 31,
                  2002 (File No. 1-14762).

4.3               Shareholder Rights Agreement between ServiceMaster and Harris Trust and Savings Bank, as rights agent, as adopted on December 12, 1997, is incorporated by reference to Exhibit 3 to the Current
                  Report on Form 8-K filed by ServiceMaster Limited Partnership on December 23, 1997 (File No.
                  1-9378) (the "1997 8-K").

4.4               Certificate of Designation, Preferences and Rights of Junior Participating Preferred Stock, Series
                  A, of ServiceMaster, is incorporated by reference to Exhibit 4 to the 1997 8-K.

4.5*              ServiceMaster 2004 Employee Stock Purchase Plan.

5*                Opinion of Counsel.

23.1*             Consent of Deloitte & Touche LLP.

23.2*             Consent of Counsel (included in Exhibit 5).

24*               Powers of Attorney.
-----------------

* Filed herewith

                                                                EXHIBIT 4.5

                ServiceMaster 2004 Employee Stock Purchase Plan

         1. Purpose. The purpose of the ServiceMaster 2004 Employee Stock Purchase Plan (the "Plan") is to provide employees of The ServiceMaster Company, a Delaware corporation ("ServiceMaster"), and its subsidiaries and related entities that with the consent of ServiceMaster adopt the Plan (collectively, the "Participating Employers"), added incentive to promote the best interests of such companies by permitting eligible employees to purchase shares of common stock, par value $.01 per share, of ServiceMaster ("Common Stock") through payroll deductions or other contributions and supplemented by contributions by the Participating Employers. The Plan is not intended to qualify as an "employee stock purchase plan" under Section 423 of the Internal Revenue Code of 1986, as amended (the "Code").

         2. Eligibility. Each employee of a Participating Employer who has satisfied each of the following conditions (an "Eligible Employee") shall be eligible to participate in the Plan:

         (a) such employee has attained age 18; and

         (b) such employee has been employed by a Participating Employer for at least 90 consecutive days.

For purposes of the Plan, the term "employee" shall not include any individual who performs services for a Participating Employer pursuant to an agreement (written or oral) that classifies such individual's relationship with the Participating Employer as other than a common law employee of the Participating Employer, regardless of whether such individual is at any time determined to be a common law employee of the Participating Employer.

         3. Effective Date of Plan. The Plan shall be effective April 30, 2004 (the "Effective Date"), provided the Plan is approved by ServiceMaster's stockholders at its 2004 annual meeting in accordance with the applicable rules of the New York Stock Exchange (the "NYSE").

         4. Basis of Participation.

         (a) Enrollment. Subject to compliance with applicable rules prescribed by the Committee, as defined in Section 14, each Eligible Employee shall be entitled to participate in the Plan anytime on or after the date such employee becomes an Eligible Employee.

         (b) Payroll Deductions. To participate in the Plan, an Eligible Employee may elect, at the time and in the manner prescribed by the Committee, an amount of payroll deduction to be applied to the Compensation, as hereinafter defined, paid to the employee by the employee's employer for each subsequent payroll period during which the employee is a participant in the Plan. For participants other than those employed in the United Kingdom, the amount of payroll deduction elected for each payroll period shall be a whole percentage, not to exceed 10%, of the participant's Compensation for such payroll period. For participants employed in the United Kingdom, the amount of payroll deduction elected for each payroll period shall be a specified amount, provided that the aggregate amount of payroll deductions elected by such participant for any calendar year shall not exceed 10% of the participant's Compensation for the immediately preceding calendar year. Subject to compliance with applicable rules prescribed by the Committee, a payroll deduction election shall become effective as soon as administratively practicable after ServiceMaster or its designated agent receives such election. Payroll deductions shall be made for each participant in accordance with such participant's election until the participant's participation in the Plan terminates, the participant makes a new election which changes the amount of payroll deductions, the participant elects to suspend his or her participation in the Plan or the Plan terminates, all as hereinafter provided. For purposes of this Plan, an Eligible Employee's "Compensation" shall include the base compensation, bonuses, commissions and overtime pay paid to such Eligible Employee by a Participating Employer, but shall exclude any other pay or reimbursements.

         (c) Changes in Payroll Deductions. A participant may change the amount of his or her payroll deduction at any time, and such change shall become effective as soon as administratively practicable after notice of the change is received by ServiceMaster or its designated agent in the manner specified by the Committee.

         (d) Other Methods of Contribution. Subject to the limits set forth in
Section 4(b), the Committee may, in its discretion, establish additional procedures whereby Eligible Employees may participate in the Plan by means other than payroll deduction, including, but not limited to, delivery of funds by participants in a lump sum or automatic charges to participants' bank accounts. Such other methods of participating shall be subject to such rules and conditions as the Committee may establish.

         5. Purchase Account. Payroll deductions and other contributions by each participant shall be credited to a purchase account established on behalf of the participant on the books of ServiceMaster or its designated agent (a "Purchase Account"). No interest shall accrue at any time for any amount credited to a Purchase Account of a participant.

         6. Employer Contributions. As of the last day of each calendar month, ServiceMaster shall credit to each participant's Purchase Account an amount (an "Employer Contribution") equal to 15% (or such lesser percentage prescribed by the Board of Directors of ServiceMaster (the "Board")) of the payroll deductions and other contributions by the participant that were credited to such participant's Purchase Account during such calendar month.

         7. Purchase of Shares. On the second day after the last day of each calendar month, or if shares of Common Stock are not traded on the New York Stock Exchange on such day, the next day on which shares of Common Stock are so traded (each such date a "Purchase Date"), the cash amount credited to a participant's Purchase Account as of the last day of the month ending immediately prior to such Purchase Date, including the Employer Contributions credited to the Purchase Account as of the last day of such month, will be applied to the purchase of the number of whole and fractional shares of Common Stock determined by dividing such amount by the Fair Market Value of a share of Common Stock on such Purchase Date (the "Purchase Price"). For purposes of the Plan, the "Fair Market Value" of a share of Common Stock on any date shall be the closing transaction price of a share of Common Stock as reported in the New York Stock Exchange Composite Transactions on such date or, if there shall be no reported transaction for such date, on the next preceding date for which a transaction was reported; provided, however, that Fair Market Value may be determined by the Committee by whatever other means or method as the Committee, in the good faith exercise of its discretion, shall at such time deem appropriate.

         8. Share Accounts and Certificates. The Common Stock purchased by each participant shall be posted to an account established on behalf of the participant by ServiceMaster or its designated agent (a "Share Account") as soon as practicable after, and credited to such participant's Share Account as of, each Purchase Date. Dividends on shares purchased by a participant and held in such participant's Share Account under the Plan shall be credited to such participant's Share Account and shall be used to purchase additional shares of Common Stock as of the next following Purchase Date. Certificates representing a number of full shares of Common Stock held in a participant's Share Account will be delivered to such participant as soon as administratively practicable after the participant submits a written request to ServiceMaster or its designated agent. Share certificates shall be delivered as specified by the participant with any required signature guarantees. If a participant's Share Account at any time holds only a fractional share of Common Stock, such account shall terminate and the participant shall receive a cash payment equal to the Fair Market Value of such fractional share. After the close of each calendar quarter, information will be made available to each participant regarding the entries made to such participant's Share Account, the number of shares of Common Stock purchased and sold, the applicable Purchase Price and any dividends received on shares allocated to the participant's Share Account.

         9. Suspension or Termination of Participation.

         (a) A participant may elect at any time, in the manner prescribed by the Committee, to suspend his or her participation in the Plan. Such suspension shall be effective as soon as administratively practicable after such election is received by ServiceMaster or its designated agent. If a participant makes a hardship withdrawal from any plan with a cash or deferred arrangement, whether or not qualified under Section 401(k) of the Code, which plan is sponsored, or participated in, by a Participating Employer, such participant shall be suspended from making payroll deductions under the Plan for a period of six months. After the expiration of such period of suspension, the participant may resume his or her payroll deductions in accordance with Section 4.

         (b) Upon any suspension of participation, the participant's payroll deductions shall cease and the amount credited to such participant's Purchase Account on the date of such suspension shall be used to purchase shares of Common Stock on the next Purchase Date. A participant whose participation in the Plan is suspended shall be permitted to resume participation in the Plan by making a new request at the time and in the manner described in Section 4 hereof.

         (c) If a participant dies, terminates employment with the Participating Employers for any reason, or otherwise ceases to be an Eligible Employee, such participant's participation in the Plan shall immediately terminate. Upon such terminating event, the amount credited to such participant's Purchase Account on the date of such termination shall be used to purchase shares of Common Stock on the next Purchase Date. Pursuant to Section 8, certificates for the number of full shares of Common Stock and the cash equivalent for any fractional share held for such participant's benefit shall be delivered and paid upon the written request of the participant or his or her designated beneficiary or legal representative.

         10. Termination or Amendment of the Plan.

         (a) ServiceMaster, by action of the Board or the Committee, may terminate the Plan at any time and for any reason. Without any action being required, the Plan shall terminate in any event when the maximum number of shares of Common Stock to be sold under the Plan (as provided in Section 15) has been purchased. If at any time the number of shares of Common Stock remaining available for purchase under the Plan are not sufficient to satisfy all then-outstanding purchase rights, the Board or Committee may determine an equitable basis of apportioning available shares of Common Stock among all participants. Upon termination of the Plan, certificates representing the number of full shares of Common Stock held for each participant's benefit shall be delivered upon the written request of such participant, pursuant to Section 8, and the cash equivalent of any fractional share so held, and the cash, if any, credited to such participant's Purchase Account, shall be distributed as soon as practicable to such participant.

         (b) The Board or the Committee may amend the Plan from time to time in any respect for any reason; provided, however, that no such amendment shall increase the maximum number of shares of Common Stock which may be purchased under the Plan or otherwise modify the Plan in any material respect, within the meaning of the applicable rules of the NYSE, unless such increase or modification is approved by the shareholders of the Company to the extent required by the applicable rules of the NYSE.

         11. Non-Transferability. No rights under the Plan shall be transferable other than by will or the laws of descent and distribution or pursuant to beneficiary designation procedures approved by ServiceMaster. Except to the extent permitted by the foregoing sentence, shares of Common Stock may be purchased during a participant's lifetime only by the participant or the participant's legal representative or similar person. Except as permitted by the second preceding sentence, no rights hereunder shall be sold, transferred, assigned, pledged, hypothecated, encumbered or otherwise disposed of (whether by operation of law or otherwise) or be subject to execution, attachment or similar process. Any attempt to so sell, transfer, assign, pledge, hypothecate, encumber or otherwise dispose of any rights hereunder shall be null and void.

         12. Tax Withholding. A Participating Employer shall have the right to require, prior to the issuance or delivery of any shares of Common Stock, payment by the participant of any Federal, state, local or other taxes which may be required to be withheld or paid in connection with a purchase hereunder. The Company either shall (i) withhold such taxes from the participant's Compensation or (ii) withhold shares of Common Stock which would otherwise be purchased as of a Purchase Date having an aggregate Fair Market Value determined as of the date the obligation to withhold or pay taxes arises in connection with the purchase of shares hereunder in the amount necessary to satisfy any such obligation.

         13. Shareholder's Rights. No Eligible Employee or participant shall by reason of the Plan have any rights of a shareholder of ServiceMaster until he or she shall acquire Common Stock as herein provided.

         14. Administration of the Plan. The Plan shall be administered by the Compensation and Leadership Development Committee of the Board (the "Committee"). In addition to the power to amend or terminate the Plan pursuant to Section 10, the Committee shall have full power and authority to: (i) interpret and administer the Plan and any instrument or agreement entered into under the Plan; (ii) establish such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (iii) make any other determination and take any other action that the Committee deems necessary or desirable for administration of the Plan. Decisions of the Committee shall be final, conclusive and binding upon all persons, including any participant and any other employee of a Participating Employer. The day-to-day administration of the Plan under (i), (ii) and (iii) above shall be overseen by an internal Plan Committee that is appointed by the Chairman and Chief Executive Office and ratified by the Committee.

         15. Maximum Number of Shares. The maximum number of shares of Common Stock which may be purchased under the Plan is 3,000,000, subject to adjustment as hereinafter set forth. Common Stock sold hereunder may be purchased by ServiceMaster in the open market (on an exchange or in negotiated transactions) or may be previously acquired treasury shares, authorized and unissued shares, or any combination of shares purchased in the open market, previously acquired treasury shares or authorized and unissued shares.

         16. Adjustment. In the event of any stock split, reverse stock split, stock dividend, recapitalization, reorganization, merger, consolidation, combination, exchange of shares, liquidation, spin-off or other similar change in capitalization or event, or any distribution to holders of Common Stock other than a regular cash dividend, the maximum number and class of securities available under this Plan and the number and class of securities credited to each participant's Share Account shall be appropriately adjusted by the Committee. The decision of the Committee regarding any such adjustment shall be final, binding and conclusive.

         17. Expenses. ServiceMaster shall bear the costs of administering the Plan and purchasing shares of Common Stock thereunder. Participants shall pay all costs incurred in selling or disposing of any shares of Common Stock acquired under the Plan.

         18. Miscellaneous. Except as otherwise expressly provided herein, (i) any request, election or notice under the Plan from an Eligible Employee or participant shall be transmitted or delivered to ServiceMaster or its designated agent and, subject to any limitations specified in the Plan, shall be effective when received by ServiceMaster or its designated agent and (ii) any request, notice or other communication from ServiceMaster or its designated agent that is transmitted or delivered to Eligible Employees or participants shall be effective when so transmitted or delivered to the address set forth in the records of ServiceMaster or a Participating Employer. The Plan, and ServiceMaster's obligation to sell and deliver Common Stock hereunder, shall be subject to all applicable federal and state laws, rules and regulations, and to such approval by any regulatory or governmental agency as may, in the opinion of counsel for ServiceMaster, be required.

         19. Governing Law. The Plan and all determinations made hereunder and actions taken pursuant hereto, to the extent not otherwise governed by the Code or the laws of the United States, shall be governed by the laws of the State of Delaware and construed in accordance therewith without giving effect to principles of conflicts of laws.

         20. Foreign Employees. Without the amendment of this Plan, the Committee may provide for the participation in the Plan by Eligible Employees who are subject to the laws of foreign countries or jurisdictions on such terms and conditions different from those specified in this Plan as may in the judgment of the Committee be necessary or desirable to foster and promote achievement of the purposes of this Plan and, in furtherance of such purposes the Committee may make such modifications, amendments, procedures, subplans and the like as may be necessary or advisable to comply with provisions of laws of other countries or jurisdictions in which Participating Employers operate or have employees.

                                                          EXHIBIT 5


                                  May 28, 2004
The ServiceMaster Company
3250 Lacey Road, Suite 600
Downers Grove, Illinois 60515-1700

         Re: 3,000,000 shares of Common Stock, $.01 par value 3,000,000 Preferred Stock Purchase Rights
                  -----------------------------------------

Ladies and Gentlemen:

         I am General Counsel for The ServiceMaster Company, a Delaware corporation ("ServiceMaster"), and have acted as counsel for ServiceMaster in connection with the preparation and filing of a Registration Statement on Form S-8 (the "Registration Statement") with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), relating to the registration of 3,000,000 shares of common stock, $.01 par value (the "Registered Common Stock"), together with 3,000,000 Preferred Stock Purchase Rights of ServiceMaster (the "Registered Rights") associated therewith, to be issued under the ServiceMaster 2004 Employee Stock Purchase Plan (the "Plan"). The terms of the Registered Rights are set forth in the Shareholder Rights Agreement, dated as of December 15, 1997 (the "Rights Agreement"), between ServiceMaster and Harris Trust and Savings Bank, as Rights Agent.

         I am familiar with the Plan, the Rights Agreement and the Registration Statement. I have also examined originals, or copies of originals certified or otherwise identified to my satisfaction, of ServiceMaster's corporate records. I have examined such questions of law and have satisfied myself to such matters of fact as I have deemed relevant and necessary as a basis for the opinions expressed herein. I have assumed the authenticity of all documents submitted to me as originals, the genuineness of all signatures, the legal capacity of all natural persons and the conformity with the original documents of any copies thereof submitted to me for my examination.

         Based upon the foregoing, I am of the opinion that:

         1. ServiceMaster is duly incorporated and validly existing under the laws of the State of Delaware.

         2. Each share of Registered Common Stock which is newly issued pursuant to any of the Plans will be legally issued, fully paid and non-assessable when
(i) the Registration Statement shall have become effective under the Securities Act; (ii) ServiceMaster's Board of Directors or a duly authorized committee thereof shall have authorized the issuance of such share for the consideration provided in the applicable Plan; and (iii) a certificate representing such share shall have been duly executed, countersigned and registered and duly delivered against the receipt by ServiceMaster of the consideration provided in the applicable Plan.

         3. The Registered Right associated with each share of Registered Common Stock referred to in paragraph 2 will be validly issued when (i) such Registered Right shall have been duly issued in accordance with the terms of the Rights Agreement and (ii) such associated share shall have been duly issued and paid for in paragraph 2.

         This opinion letter is limited to the General Corporation Law of the State of Delaware and the federal laws of the United States of America. I express no opinion as to the application of the securities or blue sky laws of the various states or the District of Columbia to the issuance or sale of shares of Registered Common Stock or the Registered Rights.

         I hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement. In giving such consent, I do not thereby admit that I am within the category of persons whose consent is required by Section 7 of the Securities Act or the related rules and regulations promulgated by the Commission.

                                Very truly yours,


                                /s/ Jim L. Kaput
                                -------------------------
                                Jim L. Kaput
                                Senior Vice President and
                                General Counsel

                                                          EXHIBIT 23.1

          CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement of The ServiceMaster Company on Form S-8 of our reports dated March 15, 2004 (which report on the financial statements expresses an unqualified opinion and includes an explanatory paragraph relating to the adoption of Statement of Financial Accounting Standards ("SFAS") No. 145, "Rescission of FASB Statements No. 4, 44, and 64, Amendment of Statement No. 13 and Technical Corrections," and the adoption of SFAS No. 142, "Goodwill and Other Intangible Assets"), appearing in and incorporated by reference in the Annual Report on Form 10-K of The ServiceMaster Company for the year ended December 31, 2003.


/s/ Deloitte & Touche LLP
Chicago, Illinois
May 26, 2004

                                                           EXHIBIT 24

                                POWER OF ATTORNEY

         I hereby appoint each of Jonathan P. Ward, Ernest J. Mrozek and Jim L. Kaput, any of them, or any other person occupying the office of Chairman, Chief Executive Officer, Chief Financial Officer or General Counsel with The ServiceMaster Company ("ServiceMaster") at the time any action hereby authorized shall be taken to act as my attorney-in-fact and agent for all purposes specified in this Power of Attorney. I hereby authorize each person identified by name or office in the preceding sentence (each of whom is herein called my "authorized representative") acting alone to sign and file on my behalf in all capacities I may at any time have with ServiceMaster (including but not limited to the position of director or any officer position) the Registration Statement prepared under the Securities Act of 1933 identified in this Power of Attorney and any amendment to any such Registration Statement. I hereby authorize each authorized representative in my name and on my behalf to execute every document and take every other action which such authorized representative deems necessary or desirable in connection with the Registration Statement identified in this Power of Attorney and any sale of securities or other transaction accomplished by means of any such Registration Statement.

         This Power of Attorney applies to a Registration Statement on Form S-8 that registers common stock and preferred stock purchase rights to be offered and sold pursuant to the ServiceMaster 2004 Employee Stock Purchase Plan.

         This instrument shall remain in effect until the earlier to occur of
(i) my cessation of service as a director or officer of ServiceMaster and (ii) my giving written notice to ServiceMaster's Chairman, Chief Executive Officer, Chief Financial Officer or General Counsel of my election to revoke this instrument. No such revocation shall be effective to revoke the authority for any action taken pursuant to this Power of Attorney prior to such cessation of service or delivery of such revocation.

         The law of the State of Illinois shall govern this instrument.

Dated:  March 5, 2004


/s/  Paul W. Berezny                             /s/  James D. McLennan
----------------------------------------         ----------------------
   Paul W. Berezny                               James D. McLennan

                                                 /s/  Dallen W. Peterson
----------------------------------------         -----------------------
   John L. Carl                                  Dallen W. Peterson

                                                 /s/ Betty Jane Scheihing
---------------------------------------          ------------------------
   Brian Griffiths                               Betty Jane Scheihing

/s/  Sidney E. Harris                            /s/  David K. Wessner
----------------------------------------         ---------------------
   Sidney E. Harris                              David K. Wessner

/s/  Roberto R. Herencia
----------------------------------------
   Roberto R. Herencia

/s/  Herbert P. Hess
----------------------------------------
   Herbert P. Hess